Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
FIRST QUARTER 2016 EARNINGS RELEASE AND CONFERENCE CALL

•	Earnings Release Date – Wednesday, April 27, 2016, after 3:30 p.m. central time

•	Conference Call Date – Thursday, April 28, 2016, at 10:00 a.m. central time

Springfield, MO, April 1, 2016 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its first quarter 2016 results as Wednesday, April 27, 2016, with a conference call to follow on Thursday, April 28, 2016.

The Company’s first quarter 2016 results will be released after 3:30 p.m. central time on Wednesday, April 27, 2016, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the first quarter of 2016, on Thursday, April 28, 2016, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 585-4405 and the conference call identification number is 42060798. A replay of the conference call will be available on the Company’s website through April 27, 2017.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of December 31, 2015, the Company operated 4,571 stores in 44 states.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878